SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                               ------------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                Date of Report (Date of earliest event reported):
                                  July 1, 1998

                                 ---------------

                               Conning Corporation
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

                                    Missouri
                 ----------------------------------------------
                 (State or other jurisdiction of incorporation)


        0-23183                                           43-1719355
------------------------                    ------------------------------------
(Commission File Number)                    (I.R.S. Employer Identification No.)


                  700 Market Street St. Louis, Missouri, 63101
           ----------------------------------------------------------
               (Address of principal executive offices) (zip code)


                                 (314) 444-0498
              ----------------------------------------------------
              (Registrant's telephone number, including area code)


          -------------------------------------------------------------
          (Former name or former address, if changed since last report)



ITEM 5.  OTHER EVENTS.

     On July 1, 1998, the Registrant's wholly owned subsidiary, Conning Asset Management Company ("CAM"), entered into an Asset Purchase Agreement by and among CAM, Schroder Mortgage Associates, L. P. ("SMA"), Schroder Real Estate Associates, L. P., Norman L. Peck, Mark Peskin, M. Leanne Lachman and Gregory A. White (the "Purchase Agreement"), pursuant to which CAM agreed to purchase substantially all of the assets of SMA, which is engaged in the business of managing, originating and securitizing commercial mortgage loans and commercial mortgage-backed securities on behalf of institutional clients. The purchase price will consist of approximately $21,000,000 in cash (including acquisition expenses), with additional contingent consideration in the amount of up to $4,000,000 in cash payable over the three year period after the closing, based on meeting certain financial targets. The consummation of the transaction is subject to certain conditions set forth in the Purchase Agreement, including the consent of certain clients to the assignment of their investment management agreements with SMA. A copy of the press release announcing the execution of the Purchase Agreement is attached hereto as Exhibit 99.1.

     (a)  Exhibits.

          2.1 Asset Purchase Agreement, dated July 1, 1998, by and among Conning Asset Management Company, Schroder Mortgage Associates,
               L. P., Schroder Real Estate Associates, L. P., Norman L. Peck, Mark Peskin, M. Leanne Lachman and Gregory A. White.

          99.1 Press Release dated July 2, 1998, announcing the execution of the Asset Purchase Agreement.



                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


Date:  July 7, 1998                              CONNING CORPORATION


                                             By: /s/ Leonard M. Rubenstein
                                                 ----------------------------
                                                 Name: Leonard M. Rubenstein
                                                 Title: Chairman and Chief
                                                        Executive Officer